UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2019
DELEK LOGISTICS PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35721 (Commission File Number)	45-5379027 (IRS Employer Identification No.)

7102 Commerce Way Brentwood, Tennessee (Address of principal executive offices)	37027 (Zip Code)

Registrant's telephone number, including area code: (615) 771-6701

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2019, Delek Logistics Partners, LP (the “Partnership”) announced the selection of Mr. Assi Ginzburg, age 43, to be Chief Financial Officer of Delek Logistics GP, LLC, the general partner of the Partnership (the “General Partner”). The Board of Directors of the General Partner has approved the appointment of Mr. Ginzburg as Executive Vice President and Chief Financial Officer of the General Partner effective March 5, 2019. Mr. Ginzburg was also appointed to serve as the Chief Financial Officer of the General Partner’s parent company, Delek U.S. Holdings, Inc. (“Delek”). Mr. Ginzburg will succeed Mr. Kevin Kremke, who will remain with the company as an Executive Vice President and assist with the transition.

Mr. Ginzburg joined Delek in 2004 and has served in various executive roles, including as the General Partner’s and Delek’s Chief Financial Officer from January 2013 to June 2017 and a member of the Board of Directors and Executive Vice President of the General Partner since April 2012.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

99.1    Press Release dated March 5, 2019 announcing Chief Financial Officer Transition

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 5, 2019	DELEK LOGISTICS PARTNERS, LP
By: Delek Logistics GP, LLC
its general partner

/s/ Assaf Ginzburg
Name: Assaf Ginzburg
Title: Executive Vice President and Chief Financial Officer